Exhitit 3(a)(1)
	ARTICLES OF AMENDMENT
	TO THE RESTATED ARTICLES OF INCORPORATION
	OF
	THE MONTANA POWER COMPANY

	Pursuant to the provisions of Section 35-1-230, MCA, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.
	FIRST:	The name of the corporation is The Montana Power Company.
	SECOND:  The following amendment to the corporation's Restated
Articles of Incorporation was adopted by the shareholders of the corporation on May 30, 1995, in the manner prescribed by the Montana Business
Corporation Act.
	Article V of the Restated Articles of Incorporation of the corporation is amended so that the following paragraph is added at the end thereof:
		"Notwithstanding anything contained in these Articles (including
Article VIII hereof) or in the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any amendment, alteration, change or repeal of, or the adoption of any provision inconsistent with, this Article V or Section 11 of the Bylaws of the Corporation by shareholders shall require the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon."

	THIRD: The number of Common shares of the corporation outstanding at the record date was 53,819,717 common shares; and the number of such shares entitled to vote on the amendment was 53,819,717. The number of Preferred shares of the corporation outstanding at the record date was 1,919,589; and
the number of such shares entitled to vote on the amendment was 1,919,589.
	FOURTH:	The number of voting shares represented at the meeting
were:
	Common 	46,452,016	Preferred  1,625,787
	FIFTH:	The vote on the Amendment was as follows:
							   For          Against
	Common and Preferred Total:	37,635,330	5,941,380

	DATED:    June _________, 1995.

					THE MONTANA POWER COMPANY


					\s\P. K. Merrell
					Vice President

(SEAL)
					R. M. Ralph
					Assistant Secretary



STATE OF MONTANA		)
					ss.
County of Silver Bow	)

	I, the undersigned Notary Public, do hereby certify that on this 9th day of June, 1995, personally appeared before me P. K. Merrell, who, being by me first duly sworn, declared that she is a Vice President of THE MONTANA POWER COMPANY, that she signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.
				\s\Jessica G. Eyde
				Notary Public for the State of Montana
(SEAL)			Residing at Butte, Montana
				My Commission expires 10/29/98